EXHIBIT 99.1
CHAMPION AMENDS CREDIT AGREEMENT

Huntington, WV- - Champion Industries, Inc. (NASDAQ/CHMP) announced that it has today amended its Credit Agreement dated September 14, 2007 (“Credit Agreement”). The Second Amendment and Waiver to Credit Agreement dated March 31, 2010 (the “Amendment”) is intended to allow Champion the covenant flexibility to move forward with its strategic initiatives and enable the Company to navigate the difficult environment encountered as a result of the global economic crisis.

The Amendment provides for extensive covenant relief including higher leverage ratios, lower fixed charge coverage ratios, lower EBITDA thresholds, EBITDA definition modifications, a reinstitution of LIBOR borrowings and a reduction in minimum revolving loan availability thresholds. The Company is also subject to various new covenants as further described and defined in the Amendment.

Marshall T. Reynolds, Chairman of the Board and Chief Executive Officer of Champion, said, “It is critical in difficult economic times to work out appropriate solutions with your banking partners. This assures stability in the markets and allows a company reasonable flexibility to run its business. We have previously indicated we expect several more difficult quarters of market instability but believe this covenant package puts us in a position to work through these economic challenges.”

The Amendment is subject to certain conditions, including but not limited to the Contribution Agreement and Cash Collateral Security Agreement (the “Contribution Agreement”) which will require Mr. Reynolds to provide to the Administrative Agent cash collateral and/or a standby letter of credit, in an aggregate amount of not less than $2,500,000 under terms which are further defined in the Contribution Agreement.

At February 28, 2010, the Company had approximately $61.8 million of interest bearing debt. Our interest bearing debt has been reduced by approximately $22.6 million since October 31, 2007 through utilization of our earnings, cash flow and working capital management. The Company is subject to various restrictive financial covenants requiring the Company to maintain certain financial ratios. The Company, pursuant to the terms of the Amendment has received waivers for violations outstanding prior to the effective date of the Amendment.

The Company intends to file a related Form 8-K today with the United States Securities and Exchange Commission. This filing will provide additional information regarding the financial and non-financial covenants, pricing and other related changes to the Credit Agreement pursuant to the Amendment.

Champion is a commercial printer, business forms manufacturer and office products and office furniture supplier in regional markets east of the Mississippi. Champion also publishes The Herald-Dispatch daily newspaper in Huntington, WV with a total daily and Sunday circulation of approximately 24,000 and 30,000, respectively. Champion serves its customers through the following companies/divisions: Chapman Printing (West Virginia and Kentucky); Stationers, Champion Clarksburg, Capitol Business Interiors, Garrison Brewer, Carolina Cut Sheets, U.S. Tag and Champion Morgantown (West Virginia); Champion Output Solutions (West Virginia); The Merten Company (Ohio); Smith & Butterfield (Indiana and Kentucky); Champion Graphic Communications (Louisiana); Interform Solutions and Consolidated Graphic Communications (Pennsylvania, New York and New Jersey); Donihe Graphics (Tennessee); Blue Ridge Printing (North Carolina) and Champion Publishing (West Virginia, Kentucky and Ohio).

Certain Statements contained in the release, including without limitation statements including the word “believes”, “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Contact: Todd R. Fry, Chief Financial Officer at 304-528-5492